UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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M&F BANCORP, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&F BANCORP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2013

TO OUR STOCKHOLDERS:

You are invited to attend the 2013 annual meeting of stockholders (the “Annual Meeting”) of M&F Bancorp, Inc. (the “Corporation”) to be held at its principal executive offices located at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707 on Tuesday, June 4, 2013 at 6:00 p.m. local time. At the Annual Meeting, you will be asked to:

1.	Elect seven people to serve on the Board of Directors of the Corporation until the 2014 annual meeting of stockholders or until their successors are elected and qualified;

2.	Consider and vote upon a non-binding advisory resolution to approve the compensation of our named executive officers;

3.	Ratify the appointment of Elliott Davis, PLLC as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2013; and

4.	Consider any other business that may properly be brought before the Annual Meeting or any adjournment thereof. The Board of Directors does not know of any other business to be considered at the Annual Meeting.

Stockholders of record at the close of business on April 12, 2013 are entitled to vote at the Annual Meeting or any adjournment thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.

BY ORDER OF THE BOARD OF DIRECTORS

Kim D. Saunders

President and Chief Executive Officer

Durham, North Carolina

May 6, 2013

You may vote your shares at the Annual Meeting via the internet, by telephone, by mail or in person. A form of proxy is enclosed to enable you to vote your shares by mail. Alternatively, instructions for electronic and telephone voting are provided on the form of proxy. You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience if you choose to vote by mail.

M&F BANCORP, INC.

2634 Durham Chapel Hill Blvd.

Durham, North Carolina 27707

(919) 687-7800

PROXY STATEMENT

This Proxy Statement is being furnished to stockholders of M&F Bancorp, Inc. (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) of proxies to be used at the 2013 annual meeting of stockholders (the “Annual Meeting”) and at any adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about May 6, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON JUNE 4, 2013.

The Notice, Proxy Statement and the Annual Report to Stockholders for the year ended

December 31, 2012 are also available at:

http://www.snl.com/Irweblinkx/docs.aspx?iid=4050540.

You may also access the above off-site website by going to

www.mfbonline.com and clicking on the links.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The Annual Meeting will be held at 6:00 p.m. local time on June 4, 2013 at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707. Directions are available on the Corporation’s website at www.mfbonline.com, or by calling the Corporation’s toll-free number, 1-800-433-8283.

What Matters will be Voted on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•	Elect seven people to serve on the Board of Directors until the annual meeting of stockholders in 2014 or until their successors are elected and qualified;

•	Consider and vote upon a non-binding advisory resolution to approve the compensation of our named executive officers (the “Say-on-Pay” proposal);

•	Ratify the appointment of Elliott Davis, PLLC (“Elliott Davis”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	Consider and vote upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, April 12, 2013, are entitled to receive notice of and to vote at the Annual Meeting. On April 12, 2013 there were 2,031,337 shares of the Corporation’s common stock outstanding and there were approximately 1,114 stockholders of record, not including stockholders whose stock is held in nominee or “street” name.

Is there Cumulative Voting?

Each share of the Corporation’s common stock is entitled to one vote on each matter considered at the Annual Meeting, except that stockholders can cumulate their votes in the election of directors. Cumulative voting is a system of voting whereby each stockholder receives a number of votes equal to the number of shares of common stock that the stockholder holds as of the record date multiplied by the number of directors to be elected. Thus, for example, if you held 100 shares as of the record date, you would be entitled to cast 700 votes (100, the number of shares held, multiplied by seven, the number of directors to be elected) for the election of directors. Cumulative voting can be used only for the election of directors and is not permitted for voting on any other proposal.

What Constitutes a Quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the Annual Meeting is required for a quorum. Abstentions, broker non-votes and votes withheld from any director nominee count as “shares present” at the Annual Meeting for purposes of determining a quorum.

What Vote is Required to Approve Each Proposal?

Election of Directors. The seven nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees.

“Say-on-Pay” Proposal. The “Say-on-Pay” proposal is advisory only. Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock voted on the proposal. The Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Ratification of Independent Registered Public Accounting Firm. The Audit and Risk Committee of the Board of Directors has appointed Elliott Davis as the Corporation’s independent registered public accounting firm for the year ending December 31, 2013. Ratification of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock voted on the proposal.

Other Matters. Any other matters presented for consideration at the Annual Meeting or any adjournment thereof will require the affirmative vote of the holders of a majority of the shares of common stock voted on the matter. Management currently knows of no other matters to be presented at the Annual Meeting.

Abstentions and Broker Non-Votes. Abstentions and broker “non-votes” are not counted as votes cast. Accordingly, abstentions and broker “non-votes” will have no effect on the proposals. A broker “non-vote” occurs when a nominee or broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee or broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular item. Please note that whereas previously the uncontested election of directors was deemed a “routine” matter for which a nominee or broker could exercise discretionary voting power, the uncontested election of directors is now deemed “non-routine,” and as such, most nominees or brokers may not exercise discretionary voting power. You should therefore provide your nominee or broker with instructions as to how to vote your shares.

How Do I Vote?

Stockholders are requested to submit their proxy by following the instructions on the enclosed proxy card. Stockholders may vote in person, by mail via the enclosed proxy, by telephone or via the internet. Any stockholder may vote for or withhold his or her vote as to some or all of the nominees in the election of directors; and may vote for, against or abstain with respect to any other matter to come before the Annual Meeting. If the proxy is properly completed and voted via the internet, by telephone or in writing, and not revoked, it will be voted in accordance with the instructions given. If the proxy is returned with no instructions given, the proxy will be voted FOR all the proposals described in this Proxy Statement. If instructions are given for some but not all proposals, the instructions that are given will be followed and the proxy will be voted FOR the proposals on which no instructions are given. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on those matters according to their best judgment. “Street name” stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Submit My Proxy?

Yes. Even after you have submitted your proxy, your proxy can be withdrawn at any time before it is voted by:

•	delivering written notice to the Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707, before the vote at the Annual Meeting, or

•	completing and returning a later dated proxy, or

•	re-voting via telephone before the cut-off time indicated on the proxy card, or

•	re-voting via the internet before the cut-off time indicated on the proxy card, or

•	attending the Annual Meeting and voting in person.

Who Pays the Cost of Soliciting Proxies?

The Corporation will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors (including those nominees for election as a director) and employees, as well as those of Mechanics and Farmers Bank (the “Bank”), may make solicitations personally, by telephone or otherwise without additional compensation for doing so. While the Corporation has no current contractual relationship with a proxy solicitation firm, it reserves the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. The Corporation will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

STOCK OWNERSHIP

Who are the Owners of the Greatest Percentage of the Corporation’s Common Stock?

The following table shows all “persons” or “groups,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who are known to the Corporation to beneficially own more than 5% of the Corporation’s common stock as of April 12, 2013:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

Dr. Vivian M. Sansom[3] 1521 Cross Link Road Raleigh, NC 27610	180,798	8.9%

Selena Warren Wheeler Trust 2029 Heritage Pines Drive Cary, NC 27519	163,234	8.0%

North Carolina Mutual Life Insurance Company (“NC Mutual”) 411 West Chapel Hill Street Durham, NC 27701	186,040	9.2%

Ms. Julia W. Taylor[4] 2029 Heritage Pines Drive Cary, NC 27519	211,712	10.4%

[1]	Unless otherwise noted, all shares are owned directly of record by the named persons, their spouses and minor children, or by other entities controlled by the named persons.
[2]	Based upon a total of 2,031,337 shares of common stock outstanding as of April 12, 2013.
[3]

Pursuant to a Power of Attorney, Dr. Sansom’s sons, Joseph M. Sansom and James E. Sansom, each have voting and investment power over Dr. Sansom’s shares of common stock. Excluding Dr. Sansom’s shares, as of April 12, 2013, Joseph M. Sansom and James E. Sansom each beneficially owned 1,848 shares.

[4]

Includes (i) 163,234 shares of common stock owned by the Selena Warren Wheeler Trust, for which Ms. Taylor serves as a trustee and, as such, has voting and investment power over these shares and (ii) 48,478 shares of common stock owned by the Julia W. Taylor Trust, for which Ms. Taylor also serves as the trustee and, as such, has voting and investment power over these shares.

How Much Stock Do Directors, Nominees and Executive Officers of the Corporation and the Bank Own?

Set forth below is certain information, as of April 12, 2013, regarding shares of common stock owned beneficially by the members of the Board, members of the board of directors of the Bank (the “Bank Board”), certain current and former executive officers of the Corporation and the Bank, and the directors, and current and former executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

Bishop George W. Brooks Director of the Bank 4900 Woody Mill Road Greensboro, NC 27406	500	*

Willie T. Closs, Jr. Director of the Corporation and the Bank 1014 Woodhall Lane Durham, NC 27712	1,000	*

Randall C. Hall Senior Vice President and Chief Financial Officer of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 101 Durham, NC 27707	—	—

Lyn Hittle Former Senior Vice President and Chief Financial Officer of the Corporation and the Bank 175 Black Angus Road Leasburg, NC 27291	—	—

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]

Michael L. Lawrence[3] Director of the Corporation and the Bank 411 West Chapel Hill Street Durham, NC 27701	1,040	*

Cedric L. Russell Director of the Bank 1616 Eagle Crest Drive Pfafftown, NC 27040	704	*

Joseph M. Sansom[4] Director of the Corporation and the Bank 2701 Little John Road Raleigh, NC 27610	182,646	9.0%

Kim D. Saunders President, Chief Executive Officer and Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 101 Durham, NC 27707	2,486	*

Aaron L. Spaulding[5] Director of the Corporation and the Bank 116 Legacy Lane Durham, NC 27713	35,000	1.7%

James H. Speed, Jr.[6] Director of the Corporation and the Bank 411 West Chapel Hill Street Durham, NC 27701	1,000	*

Lenny F. Springs Director of the Bank 10911 Tavernay Parkway Charlotte, NC 28262	750	*

James A. Stewart Director of the Corporation and the Bank 3604 Shannon Road, Suite 103 Durham NC 27707	39,000	1.9%

Connie J. White[7] Director of the Corporation and the Bank P. O. Box 555 Durham, NC 27702	3,244	*

Directors, Nominees, Current and Former Executive Officers as a group (13 people)	267,370	13.2%

*	Represents less than 1% of the Corporation’s outstanding common stock.
[1]

Unless otherwise noted, all shares of common stock are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals. None of the named individuals has pledged any shares of common stock as security.

[2]	Based upon a total of 2,031,337 shares of common stock of the Corporation outstanding as of April 12, 2013.
[3]	Mr. Lawrence is Chief Financial Officer of NC Mutual, a significant stockholder. Mr. Lawrence is not deemed to beneficially own NC Mutual’s stock.

[4]

Includes 180,798 shares of common stock held by Mr. Sansom’s mother, Dr. Vivian M. Sansom, and over which Mr. Sansom has power of attorney to exercise voting and investment power. Excluding Dr. Sansom’s shares, Mr. Sansom beneficially owns 1,848 shares of common stock or less than 1% of the outstanding common stock.

[5]

Mr. Spaulding, Vice-Chairman of the Corporation, will retire from the Board following the Annual Meeting, as required by the Corporation’s age-based, mandatory retirement policy. The Board gratefully acknowledges Mr. Spaulding’s 19 years of service and significant contributions to the Corporation and the Bank.

[6]	Mr. Speed is President and Chief Executive Officer of NC Mutual, a significant stockholder. Mr. Speed is not deemed to beneficially own NC Mutual’s stock.
[7]	Includes 24 shares of common stock held jointly with her brother.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Corporation’s Articles of Incorporation authorize the Board to fix the number of directors from time to time within a range of no fewer than three or more than nine people. The Board has fixed the number of directors for the coming year at seven.

Directors are nominated and elected for one-year terms. The individuals elected as directors at this Annual Meeting will hold office until the 2014 annual meeting of stockholders or until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board. If any nominee becomes unable to serve, the common stock represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Nominees for Election at the Annual Meeting

Each of the nominees for director bring special skills and attributes to the Board through a variety of levels of education, business experience, director experience, banking experience, philanthropic interests, and community involvement. Information about the nominees for election at the Annual Meeting is presented below, along with a brief discussion of the specific experience, qualifications, attributes or skills that led the Corporate Governance and Nominating Committee to recommend and our Board to nominate these individuals for election at the Annual Meeting:

Willie T. Closs, Jr., age 57, has served as a director of the Corporation since 2002, and of the Bank since 2005. He has served on a variety of committees of both the Corporation and the Bank, and presently serves as Chairman of the Audit and Risk Committee. Mr. Closs is a certified public accountant, with over 20 years’ experience in corporate accounting. He is retired from NC Mutual but continues to serve NC Mutual, as well as other organizations, including The 100 Black Men of Atlanta, on a consulting basis and was re-elected to NC Mutual’s Board of Directors in 2010. Previously, Mr. Closs was Executive Vice President and Controller of NC Mutual, and prior to that, was an auditor with both Deloitte & Touche and Arthur Andersen. He is a graduate of the North Carolina Bank Directors’ College (“Directors’ College”) and has attended courses at the Commissioner of Banks’ Advanced Directors’ College (“Advanced Directors’ College”). Mr. Closs has attended the North Carolina Bankers Association Bank Directors’ Assembly (“Directors’ Assembly”). He earned a Bachelor of Arts degree in Accounting from Morehouse College and a Masters in Business Administration from Duke University. Mr. Closs has a total of 15 years of banking experience.

Michael L. Lawrence, age 42, has served as a director of the Corporation since 2006, and of the Bank since 2005. He has served on a variety of committees of both the Corporation and the Bank, and presently serves as Vice-Chairman of the Audit and Risk Committee, and Chairman of the Information Technology Committee. Mr. Lawrence is a certified public accountant, with approximately 20 years experience in accounting. He has served as Chief Financial Officer of NC Mutual since January 2012. Between 2003 and 2011, Mr. Lawrence served as the Chief Financial Officer and Chief Operating Officer of NCM Capital Management Group, Inc. (“NCM Capital”). Between 1993 and 2003, Mr. Lawrence was an auditor with Deloitte & Touche serving the financial services industry. He is a graduate of the Directors’ College, and has attended courses at the Advanced Directors’ College. He earned a Bachelor of Arts degree in Accounting from North Carolina State University. He has served on the North Carolina State University Investment Fund Board since 2010. Mr. Lawrence served on the Board of the Self-Help Credit Union from 2005 to 2010. Mr. Lawrence has a total of 20 years of banking experience.

Joseph M. Sansom, age 69, has served as a director of the Corporation since 1999, and of the Bank since December, 2008, and between 1987 and June, 2008. He has served on a variety of committees of both the Corporation and the Bank. Mr. Sansom is Managing Partner of Sansom Associates, LLC, a real estate holding company, and is Partner/Owner of the Southgate Plaza Shopping Center, Raleigh, NC. Between 1996 and 2002, Mr. Sansom was Deputy State Treasurer/Assistant to NC State Treasurer. Between 1965 and 1995 he was a financial analyst at IBM Corporation (retired after 30 years of service). He is a graduate of the Directors’ College and has attended courses at the Advanced Directors’ College. He earned a Bachelor of Arts degree in Business Administration/ Economics from Morehouse College.

Mr. Sansom is the Economic Development Chairman of the Raleigh-Wake Citizens Association, and a member of various boards, committees and other community organizations including the Southeast Raleigh Assembly, Shaw University UNCF Steering Committee, the Board of Advisors of the Greater Raleigh Chamber of Commerce, the Wake County Salvation Army Advisory Board, and is a member of the Downtown Raleigh Alliance. He is also a Board Member of the Raleigh Business and Technology Center and the National Youth Chamber of Commerce, and a Senior Project Advisor with Passage Home, Inc. Mr. Sansom has over 30 years of banking experience.

Kim D. Saunders, age 52, has served as a director of the Corporation since 2009, and of the Bank since 2007. She has served on a variety of committees of both the Corporation and the Bank, as both a full member and in an ex-officio capacity. Ms. Saunders has served as President and Chief Executive Officer of the Corporation and the Bank since 2007. Between 2003 and 2007, Ms. Saunders served as the President and Chief Executive Officer of Consolidated Bank and Trust Company, in Richmond, Virginia. Between 1998 and 2003, Ms. Saunders served as Executive Vice President and Chief Lending Officer of City First Bank of D.C., in Washington, D.C. She is a graduate of the Directors’ College, has attended courses at the Advanced Directors’ College, and has also attended the Directors’ Assembly. She earned a Bachelor of Science in Economics from the Wharton School of Finance and Commerce at the University of Pennsylvania. In 2007, Ms. Saunders was awarded an Honorary Doctorate degree in Humane Letters from Shaw University.

Ms. Saunders serves on the Boards of the NC Museum of Art Foundation, Triangle United Way, the Greater Durham Chamber of Commerce and the Wake Forest Baptist Medical Center’s Board of Visitors. Ms. Saunders is a member of the ICBA Minority Bank Council and the Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council. She recently received a gubernatorial appointment to the NC Central University Board of Trustees.

She was appointed by Virginia (“VA”) Governor Kaine to the Virginia Port Authority Board; and by VA Governor Warner to the Virginia Fair Housing Board. Ms. Saunders has also served on the boards of a number of other organizations, including Saint Catherine’s School, Richmond, VA, the Greater Richmond Chamber of Commerce, the National Association of Urban Bankers, the VA Bio-Technology Research Park Corporation and the Hampton University Business School Advisory Board, to name but a few. Ms. Saunders has a total of 30 years of banking experience.

James H. Speed, Jr., age 59, has served as a director of the Corporation and the Bank since 2009. He has served on a variety of committees of both the Corporation and the Bank, and presently serves as Chairman of the Compensation Committee. Mr. Speed is a certified public accountant, with over 30 years accounting experience. Mr. Speed has been President and Chief Executive Officer of NC Mutual since 2004, and before that served as Chief Financial Officer of NC Mutual. Prior to joining NC Mutual, Mr. Speed was employed by Hardee’s Food Systems, Inc. as Senior Vice President, Chief Financial Officer and Treasurer between 1997 and 2000, as Senior Vice President and Controller between 1995 and 1997, and as Vice President and Controller between 1991 and 1994. Prior to joining Hardee’s, Mr. Speed spent 12 years with Deloitte & Touche, where he was a partner-candidate at his departure in 1991.

He is a graduate of the Directors’ College. He earned a Bachelor of Science degree in Accounting from North Carolina Central University, and a Masters in Business Administration from Atlanta University. He is a graduate of The IMASCO Limited Senior Management Development Program at McGill University, Quebec, Canada. He serves on the boards of NC Mutual, UNC Healthcare System Inc., Brown Capital Management Mutual Funds, Carolina Motor Club, Inc., Hillman Capital Management Investment Trust, Tilson Investment Trust, Starboard Investment Trust and Investors Title Company. In addition, he previously served as the Chairman of the United Way of the Greater Triangle, and served on the boards of Nottingham Investment Trust II, New Providence Investment

Trust and the Federal Reserve Bank of Richmond – Charlotte Branch. Mr. Speed also serves on the board of the North Carolina Community Development Initiative, Central Children Home of North Carolina and the Board of Visitors of the North Carolina Central University School of Business. Mr. Speed has a total of 19 years of banking experience.

James A. Stewart, age 64, has served as a director of the Corporation since 2008, and of the Bank since 2002. He is Chairman of the Board and the Bank Board. He has served on a variety of committees of both the Corporation and the Bank, and presently serves as Chairman of the Strategic Issues and Planning Committee and the Executive Committee. Mr. Stewart is a commercial real estate broker/consultant, and is associated with the following firms: Stewart Investment Properties, Inc. (Principal); Majaja, Inc. and Clearview Housing Corporation (President); Clearview Commercial Properties, LLC and Camellia Associates, LLC (Member/Manager); MAJAJA Siler City, LLC (Manager) and Doverwood Associates, LLC (Manager). He previously was a real estate broker with Anthony & Company (now Colliers International). Prior to entering the brokerage business, Mr. Stewart served in various positions in engineering and marketing with the IBM Corporation from which he retired in June 2000. He is a graduate of the Directors’ College, and has attended courses at the Advanced Directors’ College. He earned a Bachelor of Science degree in Mechanical Engineering and a Masters in Business Administration, both from North Carolina State University. Mr. Stewart serves on the boards of Triangle Community Foundation, Majaja Inc., Clearview Housing Corporation, and the Board of Visitors of North Carolina State University. Mr. Stewart has a total of 11 years of banking experience.

Connie J. White, age 60, has served as a director of the Corporation since 2010, and of the Bank since 2002. She is Vice-Chair of the Bank Board and has served on a variety of committees of the Bank, and presently serves as Chair of the Directors Loan Committee. Since 2002, Ms. White has been an independent management consultant. Prior to that, she spent over 25 years in positions with Price Waterhouse, Burroughs Corporation and US WEST and its subsidiaries. She has held positions in Pension Investment and Cash Management, Strategic Planning and Marketing. She was Vice President of Marketing Operations for Genrobot Corp., before becoming Product Director for Small Business Telephony at AT&T Broadband in 2000. Her career experiences have included positions at the Corporate, Division and Operating Unit levels.

She is a graduate of the Directors’ College and has attended courses at the Advanced Directors’ College. She has received a Certificate of Education from the National Association of Corporate Directors. She earned a Bachelor of Science degree from Hampton University and a Masters in Business Administration from the University of Wisconsin-Madison. Ms. White has served on the board of the Durham County ABC, and currently serves on the North Carolina Legislative Black Caucus Foundation, of which she is Treasurer. Ms. White has a total of 11 years of banking experience.

Independence

The Board has determined that each of the above named nominee directors, except for Ms. Saunders and Mr. Sansom, are “independent,” as determined pursuant to the NASDAQ listing standards. Mr. Sansom was considered to be independent until the appointment of his brother, James E. Sansom, as the Bank’s Senior Vice President and Chief Lending Officer in 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THESE SEVEN NOMINEES AS DIRECTORS

OF THE CORPORATION FOR THE COMING YEAR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often Did the Board of Directors Meet During 2012?

During the year ended December 31, 2012 the Board of Directors held five meetings. All of the current directors of the Corporation attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year.

How Often Did the Bank Board Meet During 2012?

During the year ended December 31, 2012 the Bank Board held 19 meetings. All of the current directors of the Bank attended at least 75% of the aggregate number of meetings of the Bank Board and Bank Board committees on which they served during the year.

What is the Corporation’s Policy for Director Attendance at Annual Meetings?

Although it is customary for all members of the Board to attend, the Corporation has no formal policy in place with regard to Board members’ attendance at its annual meetings of stockholders. Other than Mr. Spaulding and Mr. Russell, all Board members attended the Corporation’s 2012 annual meeting of stockholders, which was held on June 5, 2012.

How Can a Stockholder Communicate with the Board or its Members?

The Corporation does not have a formal procedure for stockholder communication with the Board. In general, the Board members and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to Kim D. Saunders, the Corporation’s President and Chief Executive Officer, or Valerie M. Quiett, the Corporation’s Secretary at the following address with a request to forward the same to the intended recipient: M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707. Alternatively, stockholders may direct correspondence to the Board, or any of its members, care of the Corporation at the above address. In addition, stockholders may contact the Board via the Corporation’s website at www.mfbonline.com or by telephone, using the Corporation’s toll-free number, 1-800-433-8283. The Board has delegated to the Secretary, or her designee, responsibility for determining in her discretion whether the communication is appropriate for director, committee or Board consideration. According to the policy adopted by the Board, the Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Bank’s ordinary business operations, billing issues, product or service related inquires, order requests, and similar issues to the appropriate individual within the Corporation or the Bank. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is directed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be.

What Board Committees Have Been Established?

The Board has four standing committees, the Audit and Risk Committee, Strategic Issues and Planning Committee, Corporate Governance and Nominating Committee, and the Compensation Committee.

Audit and Risk Committee. The Audit and Risk Committee reviews the engagement of the Corporation’s independent registered public accounting firm, reviews quarterly and annual consolidated financial statements, considers matters relating to accounting policy and internal controls, discusses significant accounting estimates with management and with the independent registered public accounting firm, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of the annual audits in accordance with its written charter.

The Audit and Risk Committee consists of directors Willie T. Closs, Jr., Chairman, Michael L. Lawrence, Vice-Chairman, and Aaron L. Spaulding. There were 13 meetings of the Audit and Risk Committee during the year ended December 31, 2012. In addition, the Audit and Risk Committee met jointly with the Bank’s Directors Loan Committee six times.

The Board has determined that each member of the Audit and Risk Committee: (i) satisfies the NASDAQ’s independence standards and the independence standards established by the Securities and Exchange Commission (the “SEC”); (ii) is financially literate and has accounting or related financial management expertise, in each case as required by the NASDAQ’s corporate governance standards applicable to audit committee composition; and (iii) has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience.

The Committee has adopted a written charter which is reviewed annually, and was reviewed and restated on January 24, 2012, January 29, 2013 and again on March 26, 2013. A copy of the charter is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com.

Report of Audit and Risk Committee. The Audit and Risk Committee has reviewed and discussed the Corporation’s audited financial statements with management and has discussed with Elliott Davis, the Corporation’s independent registered public accounting firm for the year ended December 31, 2012 the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Committee has received the written disclosures and the letter from Elliott Davis required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Elliott Davis the firm’s independence in providing audit services to the Corporation. Based upon these reviews and discussions, the Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Committee also reappointed Elliott Davis as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and the Board concurred in the appointment.

Members of the Audit and Risk Committee
Willie T. Closs, Jr., Chairman
Michael L. Lawrence, Vice-Chairman Aaron L. Spaulding

Strategic Issues and Planning Committee. The Strategic Issues and Planning Committee assists in influencing the future direction of the Corporation. The Committee recommends planning issues and policies to the Board, monitors the planning activities of the Corporation’s officers, and makes recommendations as appropriate, to the officers and directors of the Corporation.

The Strategic Issues and Planning Committee consists of the entire Board, and is chaired by James A. Stewart. The Committee met four times during the year ended December 31, 2012.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

The Corporate Governance and Nominating Committee consists of directors Aaron L. Spaulding, Chairman, Willie T. Closs, Jr., and James A. Stewart. There were two meetings of this Committee during the year ended December 31, 2012.

The Committee has adopted a written charter which is reviewed annually, and was reviewed on January 19, 2012 and January 25, 2013. Additionally, the Corporation has established Corporate Governance Policies which are reviewed annually, and were reviewed on January 19, 2012 and again on January 25, 2013. Copies of this charter and the Corporate Governance Policies are available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com.

Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each annual meeting of stockholders. The Committee identifies director nominees from various sources such as officers, directors, and stockholders.

The Committee currently has no written policy with regard to the consideration of director candidates recommended by stockholders, however, as a matter of practice the Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a Committee-recommended nominee. Any stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her recommendation in writing to the Corporation’s Secretary and provide the Secretary with such information as the Committee may reasonably require to properly consider the candidate’s suitability. The Committee assesses all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Corporation stock ownership. Where appropriate, the Committee will ultimately recommend nominees whom it believes will enhance the Board’s ability to oversee and direct, in an effective manner, the affairs and business of the Corporation. Additional factors the Committee may consider in evaluating candidates include: (i) relevant business experience; (ii) judgment, skill and reputation; (iii) number of other boards on which the candidate serves; (iv) other business and professional commitments; (v) lack of potential conflicts of interest with other pursuits; (vi) whether the candidate is a party to any action or arbitration adverse to the Corporation; (vii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit and Risk Committee membership or qualify as an “audit committee financial expert”; (viii) executive compensation background, to enable the Committee to determine whether a candidate would be suitable for Compensation Committee membership; and (ix) the size and composition of the existing Board. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

The Committee is committed to diversified membership, and the corporate governance policies expressly provide that the Committee may not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. The Committee believes that diversity with respect to viewpoint, skills and experience is an important factor in the composition of the Board. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with the composition of the Board as a whole. At least annually, the Committee is required to evaluate its own performance, and submit a written report to the Board, which report is to include analysis of whether the Committee met its goals, including its commitment to diversity.

Before nominating a current director for re-election at an annual meeting, the Committee considers the director’s performance on the Board and whether the director’s re-election will be consistent with the corporate governance policies of the Corporation. In 2012, the Committee did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees.

Compensation Committee. The Committee determines the compensation of the Bank’s President and Chief Executive Officer, and in conjunction with the Bank’s Compensation Committee, oversees personnel and compensation policies and procedures generally. The salary of the President and Chief Executive Officer is determined based upon his or her contributions to the overall profitability of the Corporation and the Bank, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Committee also compares his or her compensation with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Bank’s market areas. The President and the Chief Executive Officer sets the compensation to be paid to other executive officers in accordance with the Bank’s personnel and compensation policies and procedures. Any aggregate increase in compensation to the executive officers must be approved in advance by the Committee. This process is designed to ensure consistency throughout the executive compensation program.

The Committee is also responsible for determining the compensation of members of the Board and the Bank Board. The Committee seeks to reward directors based on their respective contributions to the Corporation and the Bank, based upon their participation in meetings of the Board, Bank Board and committees. From time to time, the Committee compares the compensation of members of the Board and the Bank Board with compensation paid to directors of comparable financial institutions in North Carolina and directors of other businesses in the Bank’s market areas.

The Committee’s charter allows the Committee to delegate such of its duties and responsibilities as it deems appropriate and advisable to a subcommittee of not less than two members. The charter also allows the Committee to retain compensation consulting firms to assist in evaluating executive compensation. The Corporation did not engage any compensation consulting firms during 2012.

The Compensation Committee also oversees the Corporation’s compliance with the restrictions on executive compensation and other rules and regulations related to the Corporation’s participation in the U.S. Department of the Treasury (“Treasury”) Capital Purchase Program (“CPP”) and Community Development Capital Initiative (“CDCI”), which are part of the Troubled Asset Relief Program (“TARP”) established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). These restrictions on executive compensation are discussed in more detail under the heading “Executive and Director Compensation – TARP: Restrictions on Executive Compensation.”

The Compensation Committee consists of directors James H. Speed, Jr., Chairman, Willie T. Closs, Jr., Aaron L. Spaulding and James A. Stewart. A copy of the Committee’s charter is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com. The Compensation Committee met five times during the year ended December 31, 2012.

What Bank Board Committees Have Been Established?

The Bank Board has several standing committees, including the Executive Committee and the Compensation Committee.

Executive Committee. The Executive Committee of the Bank may act, between meetings of the Bank Board, with all the authority of the full Bank Board. The membership of the Committee consists of the Chairman and Vice-Chairman of the Bank Board, the Chief Executive Officer and the chairmen of the committees of the Bank Board. The members of the Executive Committee are James A. Stewart, Chairman, Willie T. Closs, Jr., Michael L. Lawrence, Kim D. Saunders, Aaron L. Spaulding, James H. Speed, Jr., Lenny F. Springs, II and Connie J. White. There were two meetings of the Executive Committee during the year ended December 31, 2012.

Compensation Committee. The Compensation Committee reviews and recommends to the Compensation Committee of the Board compensation arrangements for the Bank’s President and Chief Executive Officer, and policies and procedures for personnel and compensation matters. The members of this Committee are James H. Speed, Jr., Chairman, Aaron L. Spaulding and James A. Stewart. The Committee met five times during the year ended December 31, 2012.

Board Leadership Structure and Risk Oversight

The Board is led by James A. Stewart, who has served as Chairman of the Corporation since 2008 and Chairman of the Bank since 2006. In the absence of Mr. Stewart, the Board is led by the Vice-Chairman, Aaron L. Spaulding.

The ultimate authority to oversee the business of the Corporation rests with the Board, which appoints the Chairman. The role of the Board is to effectively govern the affairs of the Corporation for the benefit of its stockholders and, to the extent appropriate under North Carolina corporate law, other constituencies including employees, customers, suppliers and the communities in which it does business. The Board appoints the Corporation’s officers, who have responsibility for management of the Corporation’s operations. The Bank’s officers are appointed by the Bank Board, upon the recommendation of the President/Chief Executive Officer of the Bank. It is the Chairman’s responsibility to lead the Board. The President/Chief Executive Officer is responsible for leading the Corporation’s management team and the Corporation’s employees, and operating the Corporation.

While the Corporation’s Bylaws permit the Board to appoint the Corporation’s President/Chief Executive Officer as Chairman, we believe it is beneficial to have an independent Chairman whose sole responsibility is Board leadership. By having an independent director serve as Chairman of the Board, our President/Chief Executive Officer is able to focus all of her energy on managing the operations of the Corporation. By clearly delineating the role of the office of the Chairman, we believe we have ensured no duplication of effort between the President/Chief Executive Officer and the Chairman. We believe this governance structure results in strong, independent leadership of our Board, while positioning our President/Chief Executive Officer as the leader of the Corporation in the eyes of our customers, employees and stockholders.

The Board currently consists of six independent members and two non-independent members, our President/Chief Executive Officer, Ms. Saunders, and Mr. Sansom. A number of our independent directors are currently serving or have served as members of senior management of other companies and have served as directors of other companies. We have three Board committees comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board, along with the independent leadership of the Board by the non-executive Chairman, benefits our Corporation and our stockholders.

The Board oversees the Corporation’s general risk management strategy and ensures that risks undertaken are consistent with the Board’s established risk tolerance. Management is responsible for the day-to-day risk management processes. Risk assessment reports are provided to the Board by management on a regular and timely basis.

Board committees share risk monitoring responsibilities and capabilities. The Committees include: Audit and Risk, Corporate Governance and Nominating, and Compensation. The Audit and Risk Committee, charged by the Board with the primary oversight responsibility for risk management, also oversees the integrity of financial reporting, compliance with laws and regulations, and the structure of internal control. The Compensation Committee provides oversight for executive compensation as well as other compensation programs for associates and Bank officers. The Corporate Governance and Nominating Committee establishes corporate governance principles, and provides leadership over corporate governance matters. In addition, the Executive Committee may exercise, during intervals between meetings of the Board, all the powers and authority of the Board in directing the management of the business and affairs of the Corporation, except as otherwise provided in the Bylaws of the Corporation or as limited by North Carolina law. Also, the Bank Board has established the Asset Liability Committee. The Asset Liability Committee, made up of members of management and the Bank Board, monitors loan, investment, and liability portfolios to ensure comprehensive management of liquidity, interest rate risk and capital adequacy, and reports under guidelines established by management, the Bank Board and regulators. Additionally, the Information Technology Committee monitors risks associated with the Bank’s information systems, and the Directors Loan Committee is responsible for ensuring compliance with banking regulations concerning loans to insiders.

The Corporation’s Director Code of Business Conduct and Ethics, Code of Ethics for Principal Executive and Senior Financial Professionals, and Corporate Governance Policies (together the “Governance Policies”) outline appropriate behavior for all directors and senior employees. In addition, in 2009 the Corporation adopted an Excessive and Luxury Expenditures Policy (the “Luxury Policy”) setting forth the Corporation’s policy that directors and employees of the Corporation and the Bank utilize corporate assets in a prudent manner and do not engage in excessive or luxury expenditures. Copies of the Governance Policies and the Luxury Policy are available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com.

In the day-to-day management of risk, management has established and implemented appropriate policies, procedures and risk assessment tools, and a defined organization and reporting structure. With respect to the organization and reporting structure, a hierarchy has been created which divides responsibilities efficiently and effectively into specific processes. The structure is further enhanced by providing the Internal Audit and Loan Review functions independent functional reporting responsibilities to their respective Board committees. Risk assessments have been created to properly identify and monitor risk for the Corporation either at an entity level or within specific lines of business as appropriate.

The Board believes that the foundation for risk management is well-established and understood throughout the Corporation from the Board level down throughout the organization.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table provides information about certain executive officers of the Corporation and the Bank during the year ended December 31, 2012.

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since

Kim D. Saunders	52	President/Chief Executive Officer of the Corporation and the Bank since 2007.	2007

Randall C. Hall	47	Senior Vice President/Chief Financial Officer of the Corporation and the Bank since January 2013, having been recruited as Senior Vice President of the Bank in November 2012, to succeed the retiring Senior Vice President/Chief Financial Officer. Between 1997 and 2011, he served The Bank of Asheville in various capacities, including Executive Vice President, Chief Financial Officer, and later President and Chief Executive Officer. During 2011, Mr. Hall was Senior Vice President and Chief Financial Officer of Clayton Bank and Trust, and later served as a consultant to troubled banks and bank holding companies.	2012

Lyn Hittle	60	Retired. Senior Vice President/Chief Financial Officer of the Corporation and the Bank between 2008 and January, 2013.	2008

[1]	Ages are given as of April 12, 2013.

Summary Compensation Table. The following table shows, for the years indicated, the cash compensation earned by, as well as certain other compensation paid or accrued, for certain executive officers of the Corporation and the Bank (together, the “named executive officers”). Cash compensation is paid by the Bank, not the Corporation.

Name and Principal Position	Year	Salary		Bonus[1]		All Other Compensation[2]		Total

Kim D. Saunders President/Chief Executive Officer of the Corporation and the Bank	2012 2011	$ $	275,148 274,000		— —	$ $	22,746 21,489	$ $	297,894 295,489

Randall C. Hall Senior Vice President/Chief Financial Officer of the Corporation and the Bank	2012 2011		$18,404 —		$250 —		$25,541 —		$44,195 —

Lyn Hittle Former Senior Vice President/Chief Financial Officer of the Corporation and the Bank	2012 2011	$ $	168,966 177,677	$ $	1,500 750	$ $	15,942 14,927	$ $	186,408 193,354

[1]	This represents holiday bonuses.
[2]

For Ms. Saunders and Ms. Hittle, this represents 401(k) employer matching contributions and group life, disability and medical insurance premiums. For Mr. Hall, this represents $541 in group life, disability and medical insurance premiums, and a $25,000 moving and relocation allowance.

TARP: Restrictions on Executive Compensation

In 2009, the Corporation participated in the CPP program by selling 11,735 shares of preferred stock (“CPP Preferred Stock”) to the Treasury for an aggregate purchase price of $11.7 million. On August 20, 2010, Treasury and the Corporation exchanged the CPP Preferred Stock for an equal number of shares of preferred stock, issued as part of the CDCI program, which was made available to qualifying community development financial institutions, such as the Corporation and the Bank. As a result of the Corporation’s participation in these TARP programs, the Corporation is subject to certain executive compensation restrictions under EESA, the America Reinvestment and Recovery Act of 2009 (“ARRA”) and related Treasury regulations and guidance (together the “TARP Restrictions”).

The Corporation has fully complied with the TARP Restrictions, including the following:

•

Prohibition on Certain Types of Compensation. The Corporation is prohibited from providing incentive compensation arrangements that encourage its senior executive officers (“SEOs”) to take unnecessary and excessive risks that threaten the value of the financial institution. The Corporation is also prohibited from implementing any compensation plan that would encourage manipulation of the reported earnings in order to enhance the compensation of any of its employees.

•

Risk Review. The Compensation Committee is required to meet with the Corporation’s senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to the Corporation posed by such plans. The review is intended to better inform the Committee of the risks posed by the plans, and ways to limit such risks.

•

Bonus Prohibition. The Corporation is prohibited from making payments of any “bonus, retention award, or incentive compensation” to its most highly-compensated employee. The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009 and limited amounts of “long-term restricted stock”.

•

Golden Parachutes. The Corporation may not make any severance payment to its SEOs or any of the next five most highly-compensated employees upon termination of employment for any reason. There is an exception for amounts that were earned or accrued prior to termination, such as normal retirement benefits.

•

Clawback. The Corporation must recover any bonus or other incentive payment paid to its SEOs or any of the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

•

Stockholder “Say-on-Pay” Proposal Required. The EESA and rules promulgated by the SEC require TARP recipients with securities registered under the federal securities laws to provide a separate non-binding stockholder vote to approve the compensation of their named executive officers. The “Say-on-Pay” proposal is included as Proposal 2 in this Proxy Statement.

•

Policy on Luxury Expenditures. The Corporation is required to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

•

Reporting and Certification. The Corporation’s Chief Executive Officer and Chief Financial Officer are required to provide a written certification of compliance with the TARP Restrictions in the Annual Report on Form 10-K. Additionally, the Compensation Committee is required to annually submit certain disclosures and certifications to Treasury.

Risk Framework

The Corporation has established a low risk tolerance in connection with the operation of its business, including its compensation policies and practices. Adherence to a low risk tolerance is ensured by the Corporation’s system of internal control processes and validated by independent groups, including Corporate Audit Services, Asset Liability Management, Credit Administration and to some extent, the Corporation’s independent registered public accounting firm.

In addition to the overarching risk framework which limits risks, the TARP Restrictions place additional controls around employee compensation policies and practices that effectively discourage and limit unnecessary and excessive risks. As discussed above, the Compensation Committee is required to meet with the Corporation’s senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to the Corporation posed by such plans. Related to these semiannual reviews, the Committee is required to annually submit certain disclosures and certifications to Treasury.

Employment Agreements

In 2007, the Corporation and the Bank (together the “Employer”) entered into an employment agreement with Ms. Saunders in connection with her appointment as President and Chief Executive Officer of the Corporation and the Bank. This agreement provides for an initial term of employment of three years, beginning February 26, 2007. At the end of the initial term, and annually thereafter, the term of employment is automatically extended for an additional term of one year (each an “Additional Term”), unless a notice of termination is given by the Employer to Ms. Saunders not less than 120 days prior to the end of the initial term, or the Additional Term, as applicable.

In 2009, to permit the Corporation to participate in the CPP program, Ms. Saunders entered into an agreement with the Employer amending her employment agreement to the extent necessary to comply with the TARP Restrictions, discussed above. Ms. Saunders also executed a waiver, waiving any claims against Treasury or the Corporation for any changes in her compensation benefits related to the TARP Restrictions. Accordingly, the severance, bonus and other provisions in her employment agreement that are in conflict with the TARP Restrictions do not apply while Treasury continues to hold debt or equity in the Corporation.

The employment agreement provides for an initial annual base salary of $225,000, with increases at the discretion of the Employer’s Boards. The employment agreement also provides that Ms. Saunders is eligible to receive an annual bonus of up to 50% of her annual base salary, to be determined by the Employer’s Boards; however, as discussed above, the payment of a bonus to Ms. Saunders is presently prohibited by the TARP Restrictions. The agreement also provides for reimbursement of all reasonable business expenses and participation in all retirement, welfare, health and other benefit plans or programs currently offered by the Employer to other executive officers or which may be later offered to other executive officers. Further, Ms. Saunders is also entitled to receive all other fringe benefits, which are now or may be provided to the Employer’s executive officers, subject to the TARP Restrictions.

The employment agreement provides that Ms. Saunders may be terminated by the Employer for “cause,” as defined in the employment agreement, in which event she shall only be entitled to receive payment of sums due her as base salary and/or reimbursement of expenses incurred through the date of termination. In the event that Ms. Saunders is terminated without cause, or is terminated as the result of a change of control of either the Bank or the Corporation, the agreement provides that she shall be entitled to receive payment of severance compensation equal to 100% of her then monthly base salary for 12 months following the date of termination; however, as discussed above, the payment of severance compensation to Ms. Saunders is presently prohibited by the TARP Restrictions. Also, Ms. Saunders may choose to terminate her employment at any time upon giving the Employer not less than 60 days’ notice.

In the event of Ms. Saunders’ “disability” (as defined in the employment agreement) for a period of 180 days, the Employer may terminate the agreement at its option. The agreement provides that in such an event, the Employer shall pay Ms. Saunders an amount equal to her current base salary, less any benefits received from any disability benefit or pension plan, until she becomes eligible for benefits under any long-term disability plan or disability insurance program provided by the Corporation; however, as discussed above, the payment of severance compensation to Ms. Saunders is presently prohibited by the TARP Restrictions. In addition, the employment agreement provides that Ms. Saunders shall receive any bonus earned or accrued through the date of termination; however, as discussed above, the payment of a bonus to Ms. Saunders is presently prohibited by the TARP Restrictions. In the event of Ms. Saunders’ death, the agreement provides that her estate will be entitled to all sums due her as base salary and/or reimbursement of expenses through the end of the month during which her death occurred, plus any bonus earned or accrued through the date of death; however, as discussed above, this is subject to the TARP Restrictions.

Mr. Hall does not have a written employment agreement with the Corporation or the Bank. As an SEO, Mr. Hall is subject to the TARP Restrictions. Mr. Hall has executed a waiver, waiving any claims against Treasury or the Corporation for any changes in his compensation benefits related to the TARP Restrictions.

Ms. Hittle did not have a written employment agreement with the Corporation or the Bank. As an SEO, Ms. Hittle was subject to the TARP Restrictions. In connection with the Corporation’s participation in the CPP and CDCI programs, Ms. Hittle also executed a waiver, waiving any claims against Treasury or the Corporation for any changes in her compensation benefits related to the TARP Restrictions.

Bank-Owned Life Insurance (“BOLI”)

The Bank owns single premium, variable-rate life insurance policies, covering the lives of certain current and former employees, and certain members of the Bank Board. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with employee benefit plans or provide additional benefits for employees and to compensate members of the Bank Board for their services. Certain of these policies have an associated split dollar death benefit. Upon the insured’s death, the net split dollar death benefit is divided between the insured’s named beneficiary and the Bank. The aggregate death benefit for former and current officers of the Bank as of December 31, 2012 is $12.9 million, and the split dollar benefit payable to those individuals’ beneficiaries is approximately $0.9 million, made up of the following: Mr. Lee Johnson, Jr., former Chief Executive Officer ($516,184) and Ms. Ethel Small, former Executive Vice President/Operations Group Executive ($347,463).

401(k) Plan

The Bank has established a contributory savings plan (the “401(k) Plan”) for its employees, which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All employees who have completed 90 days of service and who are at least 21 years of age may elect to contribute up to 12% of their compensation to the 401(k) Plan each year, subject to certain maximums imposed by federal law. The Bank is obligated under the terms of the 401(k) Plan to match 100% of each eligible employee’s pre-tax contributions (excluding the employee’s pre-tax contributions in excess of 6% of compensation). Participants are fully vested in amounts that they contribute to the 401(k) Plan. Participants are fully vested in amounts contributed to the 401(k) Plan on their behalf by the Bank as employer matching contributions or as discretionary contributions after six years of service according to the following schedule: two years - 20%; three years - 40%; four years - 60%; five years - 80%; and six years - 100%.

Benefits under the 401(k) Plan are payable in the event of the participant’s retirement, death, disability or termination of employment. Normal retirement age under the 401(k) Plan is 65 years of age. The named executive officers are entitled to participate in the 401(k) Plan on the same basis as all other eligible employees of the Bank. Other than Mr. Hall, all of the named executive officers participated in the 401(k) Plan during 2012.

Director Compensation

How are Directors Compensated?

Directors who are officers or employees of the Corporation or the Bank receive no additional compensation for service on the Board, the Bank Board or their committees. In addition to the annual retainers and meeting fees, discussed below, directors are also reimbursed for reasonable travel expenses incurred to attend meetings.

Board. During 2012, the Corporation’s non-employee directors each received an annual retainer of $2,000; meeting fees of $600 for each Board meeting attended in person, and $300 for each Board meeting attended via conference call; $500 for each Audit and Risk Committee meeting attended; and $450 for each other committee meeting attended in person, and $200 for each other committee meeting attended via conference call. In addition, non-employee committee chairmen received a $1,500 annual retainer for each committee chaired, and the Chairman of the Board received a $5,000 annual retainer.

Bank Board. During 2012, the Bank paid its non-employee chairman an annual retainer of $5,000, its other non-employee directors an annual retainer of $2,500, and all non-employee directors $600 for each Bank Board meeting attended in person and $300 for each Bank Board meeting attended via conference call. Non-employee directors received $600 for each Executive Committee meeting attended in person, $450 for each other committee meeting attended in person, and $200 for each committee meeting attended via conference call. In addition, non-employee committee chairmen received an annual retainer of $1,500.

Director Compensation Table. The following table shows, for the fiscal year ended December 31, 2012 the cash compensation paid by the Corporation and the Bank, as well as certain other compensation paid or accrued for that year, to the members of the Board of Directors.

Name	Fees Earned or Paid in Cash [1]	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Willie T. Closs, Jr.	$36,400	—	—	—	—	—	$36,400
Michael L. Lawrence	$31,650	—	—	—	—	—	$31,650
Joseph M. Sansom	$23,150	—	—	—	—	—	$23,150
Kim D. Saunders[2]	—	—	—	—	—	—	—
Aaron L. Spaulding	$41,550	—	—	—	—	—	$41,550
James H. Speed, Jr.	$24,550	—	—	—	—	—	$24,550
James A. Stewart	$39,875	—	—	—	—	—	$39,875
Connie J. White	$36,100	—	—	—	—	—	$36,100

[1]	Unless otherwise indicated, this category sets forth the directors’ fees related to the directors’ service on the Board, the Bank Board and their committees.
[2]

Ms. Saunders did not receive any additional compensation for serving as a director and attending Board, Bank Board and committee meetings. For details of compensation earned or paid to Ms. Saunders in 2012 and 2011, see the Summary Compensation Table, above.

Indebtedness of and Transactions with Related Persons

The Bank provides loans and other credit facilities in the ordinary course of its business to certain persons who beneficially own more than 5% of the Corporation’s common stock, Corporation and Bank directors, director-nominees and employees, including executive officers, and businesses in which the foregoing have direct or indirect interests, as well as the immediate family of the foregoing (together, “Related Persons”). In accordance with Federal Reserve Regulation O, the Bank has adopted a policy which sets forth the requirements applicable to such loans and other credit facilities. These loans and other credit facilities are made using the same credit and underwriting standards as are applicable to the general public, and such loans and other credit facilities do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to this policy, loans and other credit facilities to Related Persons are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons.

The Audit and Risk Committee is charged with reviewing and approving all transactions of the Corporation or the Bank with Related Persons other than transactions subject to Regulation O, discussed above. All material facts of each transaction and the Related Person’s interest are discussed by all disinterested directors and a decision made about whether the transaction is fair to the Corporation and the Bank. A majority vote of all disinterested directors is required to approve such a transaction.

The Corporation entered into a lease on December 31, 2003 under which NCM Capital Advisers, Inc. leases space in the Corporation’s corporate offices. The lease was amended in 2004 to include additional office space. The lease was amended again on December 18, 2008 pursuant to which the term was extended to May 31, 2014. Currently, annual lease payments to the Corporation are approximately $161,736 and will total approximately $1.6 million over the full term of the lease. Former Board Chairman Maceo K. Sloan serves as Chairman, Chief Executive Officer and Chief Investment Officer, and is a 66% stockholder of NCM Capital Advisors, Inc. Current Board member, Michael L. Lawrence served as Chief Financial Officer of NCM Capital, an affiliate of NCM Capital Advisors, Inc. until 2011, and also served as a member of the board of NCM Capital between January, 2012 and September, 2012.

The Corporation entered into a ground lease with Vivian M. Sansom (a significant stockholder) and her late husband in 1976, under which the Corporation leases land at Rock Quarry Road, Raleigh, North Carolina for a branch office. Currently the annual lease payment to Dr. Sansom is $6,000.

PROPOSAL 2: “SAY-ON-PAY” PROPOSAL

The EESA and rules promulgated by the SEC require TARP recipients with securities registered under the federal securities laws to provide a separate non-binding stockholder vote to approve the compensation of their named executive officers. This “Say-on-Pay” proposal gives our stockholders an opportunity to endorse, or not endorse, the compensation paid or provided to our named executive officers, and our executive compensation policies and practices, as described in this Proxy Statement, by voting on the following non-binding, advisory resolution:

“Resolved, that the compensation paid or provided to the named executive officers of M&F Bancorp, Inc. (“M&F”) and its subsidiary, and M&F and its subsidiary’s executive compensation policies and practices, as described in the tabular and narrative compensation disclosures contained in M&F’s Proxy Statement for its 2013 annual meeting, are hereby endorsed and approved.”

The vote by our stockholders will be an advisory vote. It will not be binding on the Board or Compensation Committee, or overrule or affect any previous action or decision by the Board or the Committee or any compensation previously paid or awarded. Neither will it create or imply any additional duty on the part of the Board or the Committee. However, the Board and the Committee will take the results of the vote into account when considering future executive compensation matters. At our 2012 annual meeting, of those shares voted, less than 2% were voted “against” the “Say-on Pay” proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THIS “SAY-ON-PAY” PROPOSAL.

PROPOSAL 3: RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change of Independent Registered Public Accounting Firm

In 2012, the Audit and Risk Committee submitted a request for proposals (RFP) as part of its periodic review of the Corporation’s independent registered public accounting firm. On April 18, 2012, upon completion of its review, the Audit and Risk Committee dismissed Grant Thornton, LLP (“Grant Thornton”) as the Corporation’s independent registered public accounting firm, and appointed Elliott Davis as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board concurred in this decision and appointment.

Grant Thornton’s reports on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2011 and 2010, and through the period ended April 18, 2012, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with their report on the Corporation’s consolidated financial statements; in addition, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

Neither the Corporation nor anyone on its behalf consulted with Elliott Davis during the fiscal years ended December 31, 2011 and 2010, or during any subsequent interim period preceding the date of their appointment, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing, or financial reporting issues, or (ii) or any matter that was either the subject of a disagreement or a reportable event, as there were none.

Ratification of Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of Elliott Davis is being submitted to the stockholders. Representatives of Elliott Davis are expected to attend the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Audit Fees Paid to Independent Registered Public Accounting Firms

The following table represents fees for professional services rendered by the Corporation’s independent registered public accounting firms for the audit of the Corporation’s annual consolidated financial statements for the years ended December 31, 2011 and 2012, and fees billed for audit-related services, tax services and all other services rendered by the accounting firm for each of those fiscal years.

	Year ended December 31,
	2012[1]	2011
Audit Fees[2]	$123,000	$151,410
Audit-Related Fees	—	—
Tax Fees	—	—

Total Fees	$123,000	$151,410

[1]	Included is $30,000, paid to Grant Thornton, the Corporation’s independent registered public accounting firm for the prior year.
[2]

These are fees paid for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Corporation’s quarterly reports and for services normally provided in connection with statutory or regulatory filings or engagements.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit and Risk Committee’s charter provides for pre-approval of all audit and non-audit services to be provided by the Corporation’s independent registered public accounting firm. The Charter authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

It is presently anticipated that the 2013 annual meeting of stockholders will be held on June 3, 2014. In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Corporation at the Corporation’s main office (2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707) not later than January 6, 2014, and meet all other applicable requirements for inclusion in the 2014 proxy statement.

In the alternative, a stockholder may commence his or her own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2014 annual meeting of stockholders. In order to do so, the stockholder must notify the Secretary of the Corporation, in writing, of his or her proposal at the Corporation’s main office no later than March 22, 2014. If the Secretary of the Corporation is not notified of the stockholder’s proposal by March 22, 2014, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2014 annual meeting of stockholders.

According to the Corporation’s Bylaws, any stockholder nomination of candidates for election to the Board at an annual meeting of stockholders must be made in writing to the Corporation’s Secretary not fewer than 30 days nor more than 50 days prior to the date of the meeting at which such nominations will be made; provided, however, if less than 21 days’ notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Stockholder nominations must contain the following information, if known to the nominating stockholder:

•	The name and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The total number of shares of common stock of the Corporation that will be voted for each proposed nominee;

•	The name and address of the nominating stockholder; and

•	The number of shares of common stock owned by the nominating stockholder.

The Board may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the inspector of voting for the annual meeting of stockholders may disregard all votes cast for a nominee if the nomination does not comply with these requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and greater than 10% stockholders (“Reporting Persons”) to file reports of their ownership and any changes in ownership of common stock with the SEC. Reporting Persons are required by regulation to provide the Corporation with a copy of any Section 16(a) reports they file. Based on the Corporation’s review of copies of the reports received by it and written representations made to it by these persons, the Corporation believes that, except as hereafter disclosed, all Section 16(a) filing requirements applicable to its Reporting Persons were satisfied during the year ended December 31, 2012. On January 11, 2013 Randall C. Hall was appointed Senior Vice President/Chief Financial Officer of the Corporation and the Bank, and in doing so became a Section 16 reporting person; however the Form 3 was not timely filed with the SEC.

OTHER MATTERS

Because no matters were presented to management on or prior to March 16, 2013 it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby on any matters properly coming before the Annual Meeting, according to their best judgment, pursuant to the discretionary authority granted therein. As of the date of this mailing, management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof.

MISCELLANEOUS

The Corporation’s annual report to stockholders for the year ended December 31, 2012 and Form 10-K, filed with the SEC, have been mailed with this Proxy Statement to all stockholders of record as of April 12, 2013. Any stockholder who has not received a copy of the annual report or Form 10-K may obtain a copy without charge by writing to the Corporation. Please make your written request to the Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707. The annual report and Form 10-K are not to be treated as part of this Proxy Statement or as a solicitation of proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Kim D. Saunders
President and Chief Executive Officer

Durham, North Carolina

May 6, 2013

ANNUAL MEETING OF STOCKHOLDERS OF

M&F BANCORP, INC.

June 4, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “ www.voteproxy.com ” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EDST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.snl.com/lrweblinkx/docs.aspx?iid=4050540
~~)(~~ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ~~)(~~

O 20730300000000000000 9	060413
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Elect seven people to serve on the Board of Directors of the Corporation until the 2014 annual meeting of stockholders or until their successors are elected and qualified;			2.	Approve a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers;	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Willie T. Closs, Jr. O Michael L. Lawrence O Joseph M. Sansom O Kim D. Saunders O James H. Speed, Jr. O James A. Stewart O Connie J. White		3.	Ratify the appointment of Elliott Davis, PLLC as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2013.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

Shareholders may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a nominee on the line next to such nominee’s name. The total votes cast for one or more nominees may not be more than seven (7). If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

				The undersigned acknowledge(s) receipt from the Corporation, prior to the election of this proxy, of a notice of Annual Meeting and a Proxy Statement dated May 6, 2013.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: O	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	O

☐ ¢

M&F BANCORP, INC.

2634 Durham Chapel Hill Boulevard

P.O. Box 1932 (27702)

Durham, NC 27707

(919) 687-7800

As an alternative to completing this proxy card, you may enter your voting instructions by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM by following the simple instructions. Use the Company Number and Account Number shown on your proxy card. If you wish to cumulate your votes in the election of directors, you must vote by using this proxy card rather than voting by telephone or via the Internet.

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of the Stockholders of M&F Bancorp, Inc. (the “Corporation”). The undersigned hereby appoints the Board of Directors of the Corporation, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this Proxy, the number of shares of common stock of the Corporation held of record by the undersigned on April 12, 2013 on the proposals set forth on the reverse and described in the accompanying Proxy Statement at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, June 4, 2013, at 6:00 p.m. at the M&F Bank Corporate Center, 2634 Durham Chapel Hill Boulevard, Durham, NC 27707.

This Proxy will be voted as directed. If you execute and return this Proxy but do not specify otherwise, this Proxy will be voted FOR all the nominees and FOR the proposals listed on the reverse, and, in the Proxies’ discretion, on any other matter that may properly come before the meeting. This Proxy is revocable prior to its exercise.

(Continued and to be signed on the reverse side)

¢	14475	¢